Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-43983 and 333-22041

PROSPECTUS SUPPLEMENT
(To Prospectuses Dated January 12, 1998, and February 20, 1997)

$300,000,000

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7.25% Senior Debentures due 2009

           The Debentures will bear interest at a rate of 7.25% per year. Interest on the Debentures is payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2000. The Debentures will mature on September 15, 2009. Caterpillar may redeem the Debentures in whole or in part, at its option at any time. The redemption prices are discussed under the caption “Optional Redemption Feature”.

           The Debentures will be senior obligations of Caterpillar and will rank equally with all of Caterpillar’s other unsecured senior indebtedness.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus Supplement or the accompanying Prospectuses are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Senior Debenture	Total
Public Offering Price..	99.811%	$299,433,000
Underwriting Discount..	.65%	$ 1,950,000
Proceeds to Caterpillar..	99.161%	$297,483,000

           Interest on the Debentures will accrue from September 15, 1999 to date of delivery.

           The underwriters are offering the Debentures subject to various conditions. The underwriters expect to deliver the Debentures to purchasers on or about September 17, 1999.

Salomon Smith Barney

ABN AMRO Incorporated

Banc of America Securities LLC

Chase Securities Inc.

September 14, 1999.

            You should rely only on the information incorporated by reference or provided in this Prospectus Supplement or the Prospectuses. We have not authorized anyone else to provide you with different information or representations. We are only making an offer with respect to these Debentures. We are not making an offer of these Debentures in any state where the offer is not permitted. You should not assume that the information in this Prospectus Supplement or the Prospectuses is accurate as of any date other than the date on the front of these documents.

            Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Debentures, including over-allotment, stabilizing and short-covering transactions in the Debentures, and the imposition of a penalty bid, in connection with the offering. For a description of these activities, see “Underwriting.”

THE COMPANY

           Caterpillar, through its employees and dealers, designs, manufactures, markets, finances and provides support for Caterpillar machines and engines. We believe our products help make progress possible around the world. More information about Caterpillar is available on our web site at http://www.CAT.com. Information on our web site is not incorporated by reference into this Prospectus Supplement.

DESCRIPTION OF THE DEBENTURES

           The Debentures will be limited to $300,000,000 aggregate principal amount. Each Debenture will bear interest at the rate per annum stated on the cover page of this Prospectus Supplement. Interest will be payable semi-annually on March 15 and September 15 of each year, beginning on March 15, 2000. Interest payable on the Debentures shall be paid to holders of record on the March 1st and September 1st, respectively, immediately preceding the interest payment date. The Debentures will mature on September 15, 2009.

           For additional important information on the Debentures, see “Description of the Debentures” in the accompanying Prospectuses. That information includes:

•	additional information on the terms of the Debentures;

•	general information on the Indenture and Trustee;

•	a description of certain restrictive covenants contained in the Indenture; and

•	a description of events of default under the Indenture.

           Pursuant to the Trust Indenture Act of 1939, as amended, if a default occurred on the Debentures, Citibank, N.A. would be required to resign as Trustee within 90 days of default unless the default were cured, duly waived or otherwise eliminated.

OPTIONAL REDEMPTION FEATURE

           We may redeem the Debentures in whole or in part, at our option at any time, on not less than 30 or more than 60 days’ notice mailed to registered Holders, at a redemption price equal to the greater of:

•	100% of the principal amount of the Debentures to be redeemed; or

•	the sum of the present values of the remaining scheduled payments discounted to the redemption date on a semiannual basis at the Treasury Rate plus 10 basis points,

together in either case with accrued interest on the principal amount being redeemed to the date of redemption.

           On and after the redemption date, interest will cease to accrue on Debentures called for redemption. On or before any redemption date, Caterpillar shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Debentures to be redeemed on that date. If less than all the Debentures are to be redeemed, the Debentures to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

UNDERWRITING

           Subject to the terms of the Underwriting Agreement, we have agreed to sell to the Underwriters the Debentures in the following amounts:

Salomon Smith Barney Inc...	$210,000,000
ABN AMRO Incorporated..	30,000,000
Banc of America Securities LLC..	30,000,000
Chase Securities Inc...	30,000,000

Total..	$300,000,000

            Under the Underwriting Agreement, the Underwriters are committed to take and pay for all of the Debentures if any are taken. A copy of the Underwriting Agreement will be filed on Form 8-K with the SEC.

           The Underwriters will offer the Debentures directly to the public at the offering price on the cover page of the final Prospectus Supplement. They will also offer the Debentures to certain dealers at that price less a concession not to exceed .40% of the principal amount of the Debentures. The Underwriters may allow, and dealers may reallow, a concession not to exceed .25% of the principal amount of the Debentures to certain other dealers. After the public offering, the Underwriters may change the public offering price and other selling terms for the Debentures.

           We do not intend to apply for listing of the Debentures on a national securities exchange. The Underwriters intend to make a market in the Debentures in the secondary trading market. The Underwriters are not obligated to make a market in the Debentures and they may discontinue market making at any time. We cannot assure the liquidity or trading markets for the Debentures.

           In connection with the offering, Salomon Smith Barney Inc., on behalf of the Underwriters, may purchase and sell the Debentures in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover short positions created by the Underwriters. Stabilizing transactions consist of bids or purchases designed to prevent or slow a decline in the market price of the Debentures. Short positions created by the Underwriters involve the sale by the Underwriters of a greater aggregate principal amount of Debentures than they are required to purchase from Caterpillar in the offering.

           The Underwriters also may impose a penalty bid whereby selling concessions allowed to broker-dealers for Debentures sold in the offering may be reclaimed if Debentures are repurchased by the Underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Debentures, which may be higher than the price otherwise in the open market. These activities may be discontinued at any time and may be effected in the over-the-counter market or otherwise.

           Citibank, N.A., ABN AMRO Incorporated, The Chase Manhattan Bank, and Bank of America have normal commercial banking relationships with us and we have paid them and their affiliates at times for investment banking and commercial banking services not related to this offering. Citibank, N.A. is an affiliate of Salomon Smith Barney Inc., Bank of America is an affiliate of Banc of America Securities LLC and The Chase Manhattan Bank is an affiliate of Chase Securities Inc. Because more than 10% of the net proceeds will be paid to affiliates of the Underwriters, the offering is being made pursuant to Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.

           We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

USE OF PROCEEDS

           The net proceeds from the sale of Debentures will be used for general corporate purposes, including the reduction of short-term debt obligations of Caterpillar. These obligations have maturities of less than one year at interest rates which are typically 10 basis points above the Fed Funds Rate prevailing at the time the obligation is incurred.

RATIO OF PROFIT TO FIXED CHARGES

           The Ratio of Profit to Fixed Charges for each of the periods indicated is as follows:

6/30 1999	12/31 1998	12/31 1997	12/31 1996	12/31 1995	12/31 1994
2.6	3.6	4.9	4.5	4.0	3.8

           These ratios include Caterpillar, our consolidated subsidiaries, and 50%-owned unconsolidated affiliated companies. Profit is determined by adding income from continuing operations, income taxes and fixed charges. Fixed charges include interest, other costs related to borrowed funds and a portion of rentals representing interest.

INFORMATION INCORPORATED BY REFERENCE

           In addition to the information specifically incorporated by reference in the accompanying Prospectuses, the following are incorporated by reference:

•	our 1998 Form 10-K, as amended, filed with the SEC on March 31, 1999;

•	our 1999 Annual Meeting Proxy Statement and Financial Appendix filed with the SEC on February 17, 1999;

•	our 1st quarter 1999 Form 10-Q filed with the SEC on May 6, 1999;

•	our 2nd quarter 1999 Form 10-Q filed with the SEC on August 13, 1999; and

•	our 1999 8-K reports filed with the SEC on January 14, January 20, February 4, March 12, April 16, June 10, June 23, and July 17, 1999.

           You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Caterpillar Inc.
100 N.E. Adams St.
Peoria, IL 61629
Attn: Corporate Secretary
(309) 675-1000

EXPERTS

           The financial statements as of December 31, 1998, 1997 and 1996 and for each of the three years in the period ended December 31, 1998 incorporated by reference in this Prospectus Supplement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

CERTAIN LEGAL MATTERS

           The validity of the Debentures will be passed upon for Caterpillar by Richard P. Konrath, Esq., our internal Securities Counsel, and for the Underwriters by Sullivan & Cromwell, New York, New York.

PROSPECTUS

$500,000,000

DEBENTURES

Caterpillar Inc. intends to offer at one or more times Debentures with a total value not to exceed $500,000,000 and a maturity of up to 100 years. We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

The date of this Prospectus is January 12, 1998

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Caterpillar Inc.

100 NE Adams Street

Peoria, IL 61629

(309) 675-1000

These securities have not been approved by the Securities & Exchange Commission or any state securities commission, nor have these organizations passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

WHERE YOU CAN FIND MORE INFORMATION
        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC ’s web site at http://www.SEC.gov. Our common stock and certain debt securities are listed on the New York Stock Exchange. Our common stock is also listed on the Chicago and Pacific Stock Exchanges. Information about us is also available at those locations.

        The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Debentures. This Prospectus is part of a registration statement filed with the SEC.

•	Annual Report on Form 10-K for the year ended December 31, 1996;

•	Quarterly Reports on Form 10-Q for quarters ended March 31, June 30, and September 30, 1997;

•	Current Reports on Form 8-K filed on January 22, February 18, April 15, June 2, June 11, July 2, July 18, July 22, August 28, October 15, November 3, December 1, and December 11, 1997.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Caterpillar Inc.
100 N.E. Adams St.
Peoria, IL 61629
Attn: Corporate Secretary
(309) 675-1000

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these Debentures in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

THE COMPANY
         Caterpillar, through its employees and dealers, designs, manufactures, markets, finances and provides support for Caterpillar machines and engines. We believe our products help make progress possible around the world. More information about Caterpillar is available on our web site at http://www.CAT.com. Information on our web site is not incorporated by reference into this Prospectus or any Prospectus Supplement.

Construction, Mining and Agricultural Machinery: Caterpillar construction machines are used to build, maintain and rebuild the world’s infrastructure—highways, dams, airports, water and sewer systems, office complexes and housing developments. Our mining machines help extract and deliver needed raw materials and our agricultural tractors till the world ’s soil.

Engines: Caterpillar engines provide power to the world - for on-highway trucks, ships and boats, locomotives, and construction, mining and agricultural equipment. Through electrical power generating systems, they supply power to developing or isolated areas. Other systems provide emergency power to hospitals, schools, factories, office buildings and airports. A Caterpillar subsidiary, Solar Turbines Incorporated, makes turbine engines that are used to produce, process and transport crude oil and natural gas, and to provide electrical power in many different industries.

Financial Products: Caterpillar Financial Services Corporation and its subsidiaries offer a wide variety of financing options to help Caterpillar customers worldwide acquire and use Caterpillar equipment. Caterpillar Insurance Services Corporation provides various forms of insurance to Caterpillar customers and dealers to help support their purchase and financing of Caterpillar equipment.

PROSPECTUS SUPPLEMENT
        The Prospectus Supplement for each offering of Debentures will contain the specific information and terms for that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. It is important for you to read both this Prospectus and the Prospectus Supplement in making your investment decision.

USE OF PROCEEDS
        The net proceeds from the sale of securities will be used for general corporate purposes. General corporate purposes may include acquisitions, repurchases of common stock, additions to working capital, capital expenditures, and retirement of debt.

RATIO OF PROFIT TO FIXED CHARGES
        The Ratio of Profit to Fixed Charges for each of the periods indicated is as follows:

9/30 1997	12/31 1996	12/31 1995	12/31 1994	12/31 1993	12/31 1992
4.9	4.5	4.0	3.8	2.4	*

*Because of pretax losses for the year ended December 31, 1992, profit was not sufficient to cover fixed charges. The coverage deficiency was approximately $341 million.

        These ratios include Caterpillar, our consolidated subsidiaries, and 50%-owned unconsolidated affiliated companies. Profit is determined by adding income from continuing operations, income taxes and fixed charges. Fixed charges include interest, other costs related to borrowed funds and a portion of rentals representing interest.

DESCRIPTION OF THE DEBENTURES

General
        We will issue the Debentures under an indenture between us and the Trustee, Citibank, N.A., dated May 1, 1987, and supplemented June 1, 1989, May 15, 1992, and December 16, 1996. This Prospectus briefly outlines some of the indenture provisions.
See Where You Can Find More Information on how to locate the indenture and the supplements. You may also review the indenture at the Trustee’s offices located in New York, New York.

        The indenture does not limit the amount of Debentures that may be issued and each series of Debentures may differ as to their terms. The Debentures may be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

        The Debentures will be unsecured and unsubordinated and will rank equally with all our unsecured and unsubordinated indebtedness. The Debentures will not be subject to any conversion, amortization, or sinking fund. It is anticipated that the Debentures will be “ book-entry,” represented by a permanent global certificate registered in the name of The Depository Trust Company or its nominee. However, we reserve the right to issue the securities in certificate form registered in the name of the security holders.

        For current information on our debt outstanding see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

Exchange, Registration, Transfer, and Payment
         Principal and interest on the Debentures will be payable, and the exchange or transfer of Debentures will be registerable at a location designated in the Prospectus Supplement. No service charge will be applied for a registration of transfer or exchange of Debentures except to cover tax or any governmental charge.

Global Securities
         Debentures may be issued in the form of one or more Global Securities that will be deposited with The Depository Trust Company, New York, New York (“DTC”). If this is done, we will not issue certificates to each holder. One or more global securities would be issued to DTC who would keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant would then keep a record of its clients who purchased the securities. A global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

         Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“ Direct Participants”) deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participant’s accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC ’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

        DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

        We will wire principal and interest payments to DTC’s nominee. We and the Trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the Trustee, and the paying agent will have no direct responsibility or liability to pay amounts due on the securities to owners of beneficial interests in the global securities.

        It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the trustee, or us.

         Securities represented by a global security would be exchangeable for Debenture certificates with the same terms in authorized denominations only if:

•
DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by us within 90 days;

•	We deliver to the Trustee an order that the global security shall be exchangeable; or

•	There is a continuing Event of Default, as described below, regarding the Securities.

Certain Restrictive Covenants
        The Indenture requires us to comply with certain restrictive covenants. These covenants apply to us and Restricted Subsidiaries maintained by us.

What is a Restricted or Unrestricted Subsidiary?
        A “Restricted Subsidiary” is defined as any subsidiary other than an Unrestricted Subsidiary and any Unrestricted Subsidiary designated by our Board of Directors after May 1, 1987, as a Restricted Subsidiary.

        “ Unrestricted Subsidiary” is defined as:

•	any subsidiary acquired or organized by us after May 1, 1987, as long as that subsidiary is not a successor to a Restricted Subsidiary;

•	any subsidiary with principal business and assets located outside the United States (its territories and possessions) and Canada;

•	any subsidiary with the principal business of financing our dealers and distributors, as well as acquisitions and dispositions of our products by dealers, distributors, or other customers;

•	any subsidiary with the principal business of owning, leasing, dealing in or developing real property; and

•	any subsidiary with substantially all assets consisting of securities of subsidiaries described above.

Other Definitions
Important Property: means any manufacturing plants or facilities of us or any Restricted Subsidiary located in the U.S., Canada, or Puerto Rico having a gross book value (without deduction for depreciation) in excess of 1% of Consolidated Net Tangible Assets, other than any plant or other facility our Board believes is not important to our business as a whole.

Consolidated Net Tangible Assets: means the total of all assets appearing on a consolidated balance sheet of Caterpillar and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles, excluding the sum of (1) all current liabilities and (2) all goodwill, patents, copyrights, trademarks and other like intangibles.

Secured Debt: means indebtedness secured by a mortgage, pledge, lien, security interest or encumbrance on:

•	any Important Property of Caterpillar or any Restricted Subsidiary; or

•	any shares of stock or indebtedness of a Restricted Subsidiary.

Value: means with respect to a Sale and Leaseback Transaction, an amount equal to the greater of:

•	the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction; or

•	the fair value of the property at the time of the Sale and Leaseback Transaction, as determined by our Board of Directors.

        (In either case, the amount derived is first divided by the term of the lease and then multiplied by the number of years remaining on the lease at the time of determination.)

Restrictions on Secured Debt (Indenture Section 1007)
        The Indenture prohibits us and our Restricted Subsidiaries from creating Secured Debt (without securing the Debentures equally and ratably with Secured Debt), with the following exceptions:

•
certain mortgages, pledges, liens, security interests or encumbrances to secure payment of all or part of the cost of acquisition, construction or improvement of our property or the property of a Restricted Subsidiary;

•	mortgages, pledges, liens, security interests or encumbrances on property acquired, whether or not assumed by us or a Restricted Subsidiary;

•	mortgages, pledges, liens, security interests or encumbrances on property, stock, or indebtedness of a Restricted Subsidiary at the time it becomes such;

•	mortgages, pledges, liens, security interests or encumbrances on property of a corporation merged with us or a Restricted Subsidiary or at the time of a disposition of substantially all of the property of another corporation to us or a Restricted Subsidiary;

•
mortgages, pledges, liens, security interests, or encumbrances on our property or the property of a Restricted Subsidiary in favor of a governmental entity pursuant to contract or statute or to secure certain indebtedness;

•	any extension, renewal or replacement of any mortgage, pledge, lien or encumbrance referred to above;

•	any mortgage, pledge, lien, security interest, or encumbrance securing debt owed by us or a Restricted Subsidiary to us or a Restricted Subsidiary.

        In addition to these exceptions, we or a Restricted Subsidiary may create, assume, or guarantee other Secured Debt without securing the Debentures if the total amount of Secured Debt outstanding and value of Sale and Leaseback Transactions at the time does not exceed 10% of Consolidated Net Tangible Assets.

Restrictions on Sale and Leaseback Transactions (Indenture Section 1008)
         Neither we nor any Restricted Subsidiary can sell or transfer (except to us or a Restricted Subsidiary) any Important Property we own with the intention of taking back a lease on the property, except for a lease not exceeding three years, with the following exceptions:

•
we or a Restricted Subsidiary may incur Secured Debt equal to the amount received on a sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Debentures;

•
we or a Restricted Subsidiary apply an amount equal to the value of the property leased to the retirement, within 120 days after the effective date of the arrangement, of indebtedness for money borrowed by us or a Restricted Subsidiary recorded as funded debt as of the date of its creation and which, in the case of indebtedness of us, is not subordinated in right of payment to the prior payment of the Debentures. The amount applied to the retirement of that indebtedness shall be reduced by (i) the principal amount of any Debentures delivered within 120 days of the effective date to the Trustee for retirement and cancellation, and (ii) the principal amount of the indebtedness, other than Debentures, retired by us or a Restricted Subsidiary within 120 days of the effective date of the arrangement.

Restriction on Transfer of Important Property (Indenture Section 1009)
         Neither we nor a Restricted Subsidiary can transfer Important Property to an Unrestricted Subsidiary except in limited circumstances. The transfer can occur if we apply an amount equal to the fair value of the property at the time of transfer (as determined by our Board of Directors) to the retirement of indebtedness of us or a Restricted Subsidiary that is recorded as funded debt and is not subordinated in right of payment to the Debentures. The debt retirement must occur within 120 days of the transfer. No retirement referred to in this clause may be by payment at maturity or a mandatory prepayment provision.

Events of Default (Indenture Sections 501, 502, 601, 602, and 603)
         Unless we indicate otherwise in a Prospectus Supplement, the following events are defined in the indenture as “Events of Default” regarding the Debentures:

•	failure to pay principal or premium on any Debentures when due;

•	failure to pay interest on Debentures when due, continued for 60 days;

•	failure to deposit any sinking fund payment when due;

•	failure to perform any other covenant in the indenture for 60 days after we have received written notice of the failure;

•	certain events in bankruptcy, insolvency or reorganization; and

•	any other Event of Default stipulated.

         Unless stated otherwise in a Prospectus Supplement, any Event of Default on a particular series of Debentures is not necessarily an Event of Default on another series of Debentures.

        If an Event of Default occurs on outstanding Debentures of a particular series and continues, the Trustee or holders of at least 25% of that series’ Debentures may declare the principal amount of all Debentures in the series due and payable. Under certain circumstances, holders of a majority of the Debentures in the series may rescind that declaration.

        The Trustee must within 90 days after a default occurs, notify the holders of Debentures of that series of the default if we have not remedied it. The Trustee may withhold notice to the holders of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of holders. We are required to file an annual certificate with the Trustee, signed by an officer, about any default by us under any provisions of the Indenture.

         Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the Debentures may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such Debentures.

Modification of Indenture (Indenture Section 902)
        Under the Indenture, our rights and obligations and the rights of the holders of debt securities may be changed. Certain changes require the consent of the holders of not less than 66  2 / 3 % in aggregate principal amount of the outstanding debt of each series to be affected. However, the following changes may not be made without the consent of each holder of the Debentures:

•	changes to the stated maturity date of the principal or any interest installment;

•	reductions in the principal amount or interest due;

•	changes to the place or currency of payment of principal or interest;

•	impairment of the right to institute suit for the enforcement of payment;

•	reduction in the stated percentage of holders necessary to modify the Indenture; or

•
modifications to any of these requirements or to reduce the percentage of outstanding Debentures necessary to waive compliance with certain provisions of the Indenture or for the waiver of certain defaults.

Consolidation, Merger, or Sale (Indenture Section 801)
        We cannot merge with another company or sell or lease substantially all of our property to another company unless:

•
we are the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the Debentures and the performance and observance of all the covenants and conditions of the Indenture binding on us;

•	we, or the successor corporation, are not immediately after the merger, consolidation, or sale in default in the performance of a covenant or condition in the Indenture; and

•
if as a result of the merger, consolidation or sale we become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, we or the successor corporation take steps necessary to secure the Debentures equally and ratably with all indebtedness secured.

Defeasance (Indenture Section 1301 through 1305)
        Under certain circumstances we may be discharged from our obligations on the Debentures of a series at any time before the stated maturity if we deposit with the Trustee money or certain equivalents sufficient to pay principal and interest on the Debentures. One condition for such defeasance is that we must deliver to the Trustee an opinion of counsel that holders of the Debentures will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.

PLAN OF DISTRIBUTION
        We may sell the Debentures (a) through underwriters or dealers; (b) directly to one or more purchasers; or (c) through agents. The Prospectus Supplement will include the names of underwriters, dealers or agents retained. The Prospectus Supplement also will include the purchase price of the Debentures, Caterpillar’s proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation.

        The underwriters will acquire the Debentures for their own account. They may resell the Debentures in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         Underwriters, dealers, and agents that participate in the distribution of the Debentures may be underwriters as defined in the Securities Act of 1933 (“Act”), and any discounts or commissions received by them from us and any profit on the resale of the Debentures by them may be treated as underwriting discounts and commissions under the Act.

        We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

         Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS
         Richard P. Konrath, our Securities Counsel, will issue an opinion about the legality of the Debentures for us. Underwriters and agents may have their own counsel issuing an opinion for them. They may rely on the opinion of our counsel as to matters of Illinois law.

EXPERTS
        Price Waterhouse LLP, independent accountants, audited our financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement. These documents are incorporated by reference in reliance upon the authority of Price Waterhouse as experts in accounting and auditing in giving the report.

PROSPECTUS

$500,000,000

DEBENTURES

Caterpillar Inc. intends to offer at one or more times Debentures with a total value not to exceed $500,000,000 and a maturity of up to 100 years. We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

The date of this Prospectus is February 20, 1997

[CATERPILLAR LOGO APPEARS HERE]

Caterpillar Inc.

100 NE Adams Street

Peoria, IL 61629

(309) 675-1000

These securities have not been approved by the
Securities & Exchange Commission or any state securities commission, nor have these organizations passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

WHERE YOU CAN FIND MORE INFORMATION
        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC ’s web site at http://www.SEC.gov. Our common stock and certain debt securities are listed on the New York Stock Exchange. Our common stock is also listed on the Chicago and Pacific Stock Exchanges. Information about us is also available at those locations.

        The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Debentures. This Prospectus is part of a registration statement filed with the SEC.

•	Annual Report on Form 10-K for the year ended December 31, 1995;

•	Quarterly Reports on Form 10-Q for quarters ended March 31, June 30, and September 30, 1996;

•	Current Reports on Form 8-K filed on March 19, June 3, June 12, July 16, October 15, December 11, December 16, 1996, and January 21 and February 18, 1997.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Caterpillar Inc.
100 N.E. Adams St.
Peoria, IL 61629
Attn: Corporate Secretary
(309)675-1000

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these Debentures in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

THE COMPANY
         Caterpillar, through its employees and dealers, design, manufacture, market, finance and provide support for Caterpillar machines and engines. We believe our products help make progress possible around the world. More information about Caterpillar is available on our web site at http://www.CAT.com.

Construction, Mining and Agricultural Machinery : Caterpillar construction machines are used to build, maintain and rebuild the world’s infrastructure —highways, dams, airports, water and sewer systems, office complexes and housing developments. Our mining machines help extract and deliver needed raw materials and our agricultural tractors till the world’s soil.

Engines: Caterpillar engines provide power to the world - for on-highway trucks, ships and boats, locomotives, and construction, mining and agricultural equipment. Through electrical power generating systems, they supply power to developing or isolated areas. Other systems provide emergency power to hospitals, schools, factories, office buildings and airports. A Caterpillar subsidiary, Solar Turbines Incorporated, makes turbine engines that are used to produce, process and transport crude oil and natural gas, and to provide electrical power in many different industries.

Financial Products: Caterpillar Financial Services Corporation and its subsidiaries offer a wide variety of financing options to help Caterpillar customers worldwide acquire and use Caterpillar equipment. Caterpillar Insurance Services Corporation provides various forms of insurance to Caterpillar customers and dealers to help support their purchase and financing of Caterpillar equipment.

PROSPECTUS SUPPLEMENT
        The Prospectus Supplement for each offering of Debentures will contain the specific information and terms for that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. It is important for you to read both this Prospectus and the Prospectus Supplement in making your investment decision.

USE OF PROCEEDS
        The net proceeds from the sale of securities will be used for general corporate purposes. General corporate purposes may include acquisitions, repurchases of common stock, additions to working capital, capital expenditures, and retirement of debt.

RATIO OF PROFIT TO FIXED CHARGES
        The Ratio of Profit to Fixed Charges for each of the periods indicated is as follows:

Twelve months ended December 31,

1996	1995	1994	1993	1992
4.5	4.0	3.8	2.4	*

*Because of pretax losses for the year ended December 31, 1992, profit was not sufficient to cover fixed charges. The coverage deficiency was approximately $341 million.

        These ratios include Caterpillar, our consolidated subsidiaries, and 50%-owned unconsolidated affiliated companies. Profit is determined by adding income from continuing operations, income taxes and fixed charges. Fixed charges include interest, other costs related to borrowed funds and a portion of rentals representing interest.

DESCRIPTION OF THE DEBENTURES

General
        We will issue the Debentures under an Indenture between us and the Trustee, Citibank, N.A., dated May 1, 1987, and supplemented June 1, 1989, May 15, 1992, and December 16, 1996. This Prospectus briefly outlines some of the Indenture provisions. If you would like more information on these provisions, review the Indenture and its supplements that we filed with the SEC as Exhibits to the registration statement containing this Prospectus. See Where You Can Find More Information on how to locate the Indenture and the supplements. You may also review the Indenture at the Trustee’s offices located in New York, New York.

        The Indenture does not limit the amount of Debentures that may be issued and each series of Debentures may differ as to their terms. The Debentures may be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

        The Debentures will be unsecured and unsubordinated and will rank equally with all our unsecured and unsubordinated indebtedness. The Debentures will not be subject to any conversion, amortization, or sinking fund. It is anticipated that the Debentures will be “ book-entry,” represented by a permanent global certificate registered in the name of the Depository Trust Company or its nominee. However, we reserve the right to issue the securities in certificate form registered in the name of the security holders.

        For current information on our debt outstanding see our most recent Form 10-K and 10-Q. See Where You Can Find More Information.

Exchange, Registration, Transfer, and Payment
         Principal and interest on the Debentures will be payable, and the exchange or transfer of Debentures will be registerable at the corporate trust office of the Trustee in New York, New York. No service charge will be applied for a registration of transfer or exchange of Debentures except to cover tax or any governmental charge.

Global Securities
         Debentures may be issued in the form of one or more Global Securities that will be deposited with The Depository Trust Company, New York, New York (“DTC”). If this is done, we will not issue certificates to each holder. One or more global securities would be issued to DTC who would keep a computerized record of its participants (for example, your broker) whose clients have purchased the securities. The participant would then keep a record of its clients who purchased the securities. A global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

         Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants (“ Direct Participants”) deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participant’s accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC ’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

        DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

        We will wire principal and interest payments to DTC’s nominee. We and the Trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the Trustee, and the paying agent will have no direct responsibility or liability to pay amounts due on the securities to owners of beneficial interests in the global securities.

        It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit Direct Participants’ accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in “street name.” However, payments will be the responsibility of the participants and not of DTC, the trustee, or us.

         Securities represented by a global security would be exchangeable for Debenture certificates with the same terms in authorized denominations only if:

•
DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by us within 90 days;

•	We deliver to the Trustee an order that the global security shall be exchangeable; or

•	There is a continuing Event of Default, as described below, regarding the Securities.

Certain Restrictive Covenants
        The Indenture requires us to comply with certain restrictive covenants. These covenants apply to us and Restricted Subsidiaries maintained by us.

What is a Restricted or Unrestricted Subsidiary?
        A “Restricted Subsidiary” is defined as any subsidiary other than an Unrestricted Subsidiary and any Unrestricted Subsidiary designated by our Board of Directors after May 1, 1987, as a Restricted Subsidiary.

        “ Unrestricted Subsidiary” is defined as:

•	any subsidiary acquired or organized by us after May 1, 1987, as long as that subsidiary is not a successor to a Restricted Subsidiary;

•	any subsidiary with principal business and assets located outside the United States (its territories and possessions) and Canada;

•	any subsidiary with the principal business of financing our dealers and distributors, as well as acquisitions and dispositions of our products by dealers, distributors, or other customers;

•	any subsidiary with the principal business of owning, leasing, dealing in or developing real property; and

•	any subsidiary with substantially all assets consisting of securities of subsidiaries described above.

Other Definitions
Important Property: means any manufacturing plants or facilities of us or any Restricted Subsidiary located in the U.S., Canada, or Puerto Rico having a gross book value (without deduction for depreciation) in excess of 1% of Consolidated Net Tangible Assets, other than any plant or other facility our Board believes is not important to our business as a whole.

Consolidated Net Tangible Assets : means the total of all assets appearing on a consolidated balance sheet of Caterpillar and its consolidated subsidiaries prepared in accordance with generally accepted accounting principles, excluding the sum of (1) all current liabilities and (2) all goodwill, patents, copyrights, trademarks and other like intangibles.

Secured Debt: means indebtedness secured by a mortgage, pledge, lien, security interest or encumbrance on:

•	any Important Property of Caterpillar or any Restricted Subsidiary; or

•	any shares of stock or indebtedness of a Restricted Subsidiary.

Value: means with respect to a Sale and Leaseback Transaction, an amount equal to the greater of:

•	the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction; or

•	the fair value of the property at the time of the Sale and Leaseback Transaction, as determined by our Board of Directors.

        (In either case, the amount derived is first divided by the term of the lease and then multiplied by the number of years remaining on the lease at the time of determination.)

Restrictions on Secured Debt (Indenture Section 1007)
        The Indenture prohibits us and our Restricted Subsidiaries from creating Secured Debt (without securing the Debentures equally and ratably with Secured Debt), with the following exceptions:

•
certain mortgages, pledges, liens, security interests or encumbrances to secure payment of all or part of the cost of acquisition, construction or improvement of our property or the property of a Restricted Subsidiary;

•	mortgages, pledges, liens, security interests or encumbrances on property acquired, whether or not assumed by us or a Restricted Subsidiary;

•	mortgages, pledges, liens, security interests or encumbrances on property, stock, or indebtedness of a Restricted Subsidiary at the time it becomes such;

•
mortgages, pledges, liens, security interests or encumbrances on property of a corporation merged with us or a Restricted Subsidiary or at the time of a disposition of substantially all of the property of another corporation to us or a Restricted Subsidiary;

•
mortgages, pledges, liens, security interests, or encumbrances on our property or the property of a Restricted Subsidiary in favor of a governmental entity pursuant to contract or statute or to secure certain indebtedness;

•	any extension, renewal or replacement of any mortgage, pledge, lien or encumbrance referred to above;

•	any mortgage, pledge, lien, security interest, or encumbrance securing debt owed by us or a Restricted Subsidiary to us or a Restricted Subsidiary.

        In addition to these exceptions, we or a Restricted Subsidiary may create, assume, or guarantee other Secured Debt without securing the Debentures if the total amount of Secured Debt outstanding and value of Sale and Leaseback Transactions at the time does not exceed 10% of Consolidated Net Tangible Assets.

Restrictions on Sale and Leaseback Transactions (Indenture Section 1008)
         Neither we nor any Restricted Subsidiary can sell or transfer (except to us or a Restricted Subsidi -
ary) any Important Property we own with the intention of taking back a lease on the property, except for a lease not exceeding three years, with the following exceptions:

•
if we or a Restricted Subsidiary could incur Secured Debt equal to the amount received on a sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the Debentures;

•
if we or a Restricted Subsidiary apply an amount equal to the value of the property leased to the retirement, within 120 days after the effective date of the arrangement, of indebtedness for money borrowed by us or a Restricted Subsidiary recorded as funded debt as of the date of its creation and which, in the case of indebtedness of us, is not subordinated in right of payment to the prior payment of the Debentures. The amount applied to the retirement of that indebtedness shall be reduced by (i) the principal amount of any Debentures delivered within 120 days of the effective date to the Trustee for retirement and cancellation, and (ii) the principal amount of the indebtedness, other than Debentures, retired by us or a Restricted Subsidiary within 120 days of the effective date of the arrangement. No retirement referred to in this clause may be by payment at maturity or a mandatory prepayment provision.

Restriction on Transfer of Important Property (Indenture Section 1009)
         Neither we nor a Restricted Subsidiary can transfer Important Property to an Unrestricted Subsidiary except in limited circumstances. The transfer can occur if we apply an amount equal to the fair value of the property at the time of transfer (as determined by our Board of Directors) to the retirement of indebtedness of us or a Restricted Subsidiary that is recorded as funded debt and is not subordinated in right of payment to the Debentures. The debt retirement must occur within 120 days of the transfer.

Events of Default (Indenture Articles 5 and 6)
         Unless we indicate otherwise in a Prospectus Supplement, the following events are defined in the Indenture as “Events of Default” regarding the Debentures:

•	failure to pay principal or premium on any Debentures when due;

•	failure to pay interest on Debentures when due, continued for 60 days;

•	failure to deposit any sinking fund payment when due;

•	failure to perform any other covenant in the Indenture for 60 days after we have received written notice of the failure;

•	certain events in bankruptcy, insolvency or reorganization; and

•	any other Event of Default stipulated.

         Unless stated otherwise in a Prospectus Supplement, any Event of Default on a particular series of Debentures is not necessarily an Event of Default on another series of Debentures.

        If an Event of Default occurs on outstanding Debentures of a particular series and continues, the Trustee or holders of at least 25% of that series’ Debentures may declare the principal amount of all Debentures in the series due and payable. Under certain circumstances, holders of a majority of the Debentures in the series may rescind that declaration.

        The Trustee must within 90 days after a default occurs, notify the holders of Debentures of that series of the default if we have not remedied it. The Trustee may withhold notice to the holders of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of holders. We are required to file an annual certificate with the Trustee, signed by an officer, about any default by us under any provisions of the Indenture.

         Subject to the provisions of the Indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provi -
sions for indemnification, the holders of a majority in principal amount of the Debentures may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such Debentures.

Modification of Indenture (Indenture Section 902)
        Under the Indenture, our rights and obligations and the rights of the holders of debt securities may be changed. Certain changes require the consent of the holders of not less than 66  2 / 3 % in aggregate principal amount of the outstanding debt of each series to be affected. However, the following changes may not be made without the consent of each holder of the Debentures:

•	changes to the stated maturity date of the principal or any interest installment;

•	reductions in the principal amount or interest due;

•	changes to the place or currency of payment of principal or interest;

•	impairment of the right to institute suit for the enforcement of payment;

•	reduction in the stated percentage of holders necessary to modify the Indenture; or

•
modifications to any of these requirements or to reduce the percentage of outstanding Debentures necessary to waive compliance with certain provisions of the Indenture or for the waiver of certain defaults.

Consolidation, Merger, or Sale (Indenture Section 801)
        We cannot merge with another company or sell or lease substantially all of our property to another company unless:

•
we are the continuing corporation, or the successor corporation is a domestic corporation and expressly assumes the payment of principal and interest on the Debentures and the performance and observance of all the covenants and conditions of the Indenture binding on us;

•	we, or the successor corporation, are not immediately after the merger, consolidation, or sale in default in the performance of a covenant or condition in the Indenture; and

•
if as a result of the merger, consolidation or sale we become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the Indenture, we or the successor corporation take steps necessary to secure the Debentures equally and ratably with all indebtedness secured.

Defeasance (Indenture Article 13)
        Under certain circumstances we may be discharged from our obligations on the Debentures of a series at any time before the stated maturity if we deposit with the Trustee money or certain equivalents sufficient to pay principal and interest on the Debentures. One condition for such defeasance is that we must deliver to the Trustee an opinion of counsel that holders of the Debentures will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.

PLAN OF DISTRIBUTION
        We may sell the Debentures (a) through underwriters or dealers; (b) directly to one or more purchasers; or (c) through agents. The Prospectus Supplement will include the names of underwriters, dealers or agents retained. The Prospectus Supplement also will include the purchase price of the Debentures, Caterpillar’s proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation.

        The underwriters will acquire the Debentures for their own account. They may resell the Debentures in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

         Underwriters, dealers, and agents that participate in the distribution of the Debentures may be underwriters as defined in the Securities Act of 1933 (“Act”), and any discounts or commissions received by them from us and any profit on the resale of the Debentures by them may be treated as underwriting discounts and commissions under the Act.

        We may have agreements with the underwriters, dealers, and agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.

         Underwriters, dealers and agents and their affiliates may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL OPINIONS
         Richard P. Konrath, our Securities Counsel, will issue an opinion about the legality of the Debentures for us. Underwriters and agents may have their own counsel issuing an opinion for them. They may rely on the opinion of our counsel as to matters of Illinois law.

$300,000,000

CATERPILLAR LOGO

7.25% Senior Debentures due 2009

PROSPECTUS SUPPLEMENT
September 14, 1999

Salomon Smith Barney

ABN AMRO Incorporated

Banc of America Securities LLC

Chase Securities Inc.